Exhibit 23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We have issued our report dated April 1, 2013, with respect to the consolidated financial statements, included in the Annual Report of Telanetix, Inc. on Form 10-K for the year ended December 31, 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Telanetix, Inc. on Form S-8 (File No. 333-144611 and File No. 333-186114).

/s/ Grant Thornton LLP

Seattle, Washington
April 1, 2013